Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

         We consent to the inclusion in the Prospectus of this Registration Statement on Form SB-2 of our report dated December 9, 2004 on the consolidated financial statements of MDU Communications International, Inc. as of September 30, 2004 and 2003 and for the years then ended, which are also included in the Prospectus of this Registration Statement. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.


/s/ J.H. Cohn LLP
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Roseland, New Jersey
February 7, 2005